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                                                                   EX-99.906CERT

         Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

The undersigned officers of Lincoln National Aggressive Growth Fund, Inc. (the "Fund"), certify that:

         1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: as of March 7, 2003

                             /s/ Kelly D. Clevenger
                             -------------------------------------------
                             Kelly D. Clevenger
                             Chairman, President and Director
                             Lincoln National Aggressive Growth Fund,Inc.

                             /s/ William P. Flory, Jr.
                             --------------------------------------------
                             William P. Flory, Jr.
                             Assistant Vice President and
                               Chief Accounting Officer
                             Lincoln National Aggressive Growth Fund, Inc.

         A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the SEC or its staff upon request.